EXHIBIT 3.1

                            ARTICLES OF INCORPORATION



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                            ARTICLES OF INCORPORATION
                                       OF
                           Adar Alternative One, Inc.

                      ARTICLE I - NAME AND MAILING ADDRESS

   The name of this corporation is Adar Alternative One, Inc. . and the mailing address of this corporation is 2503 W. Gardner Ct.  Tampa Fl  33611.

                              ARTICLE II - DURATION

      This corporation shall have perpetual existence.

                              ARTICLE III - PURPOSE

      This corporation is organized to include the transaction of any or all lawful business for which corporations may be incorporated under Chapter 607, Florida Statutes (1975) as presently enacted and as it may be amended from time to time.

                           ARTICLE IV - CAPITAL STOCK

      This corporation is authorized to issue 50,000,000 shares of no par value common stock, which shall be designated as "Common Shares" and Twenty Million shares of no par value preferred stock, which shall be designated as "Preferred Shares."

      The Preferred Shares may be issued in such series and with such rights, privileges, and preferences as determined solely by the Board of Directors.

                ARTICLE V - INITIAL REGISTERED OFFICE AND AGENT The street address of the initial registered office of this corporation is 2503 W. Gardner Ct. Tampa Fl 33611, and the name of the initial registered agent of this corporation at that address is Michael T. Williams.




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                    ARTICLE VI - INITIAL  BOARD OF  DIRECTORS
This corporation shall have One director(s) initially. The number of directors may be either increased or decreased from time to time by the Bylaws, but shall never be less than one (1). The name(s) and address(es) of the initial director(s) of this corporation are:

            NAME                          ADDRESS

Michael T. Williams                       2503  W.   Gardner   Ct.
Tampa Fl  33611

                          ARTICLE VII - INCORPORATOR(S)

      The  name  and  address  of  the  person(s)   signing  these  Articles  of
Incorporation is (are):

            NAME                          ADDRESS

Michael T. Williams                       2503  W.   Gardner   Ct.
Tampa Fl  33611

                         ARTICLE VIII - INDEMNIFICATION

      The corporation shall indemnify any officer or director, or any former officer or director, to the full extent permitted by law.

                             ARTICLE IX - AMENDMENT

      This corporation reserves the right to amend or repeal any provisions contained in these Articles of Incorporation, or any amendment thereto, and any right conferred upon the shareholders is subject to this reservation.

                  ARTICLE X -  AFFILIATED TRANSACTIONS AND CONTROL SHARE
                                ACQUISITIONS

      The Corporation expressly elects not to be governed by Sections 607.0901 and 607.0902 of the Florida Business Corporations Act, relating to affiliated transactions and control share acquisitions, respectively.

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      IN WITNESS WHEREOF,  the undersigned  incorporator(s)  has (have) executed these Articles of Incorporation this April 6, 1999.

                                            -------------------------------
                                                Michael T. Williams



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                   CERTIFICATE DESIGNATING REGISTERED AGENT
                   AND STREET ADDRESS FOR SERVICE OF PROCESS

                                 WITHIN FLORIDA

   Pursuant to Florida Statutes Section 48.091, Adar Alternative One, Inc., desiring to organize under the laws of the State of Florida, hereby designates Michael T. Williams, located at 2503 W. Gardner Ct. Tampa Fl 33611 as its registered agent to accept service of process within the State of Florida.





                            ACCEPTANCE OF DESIGNATION

      The undersigned hereby accepts the above designation as registered agent to accept service of process for the above-named corporation, at the place designated above, and agrees to comply with the provisions of Florida Statutes
Section 48.091(2) relative to maintaining an office for the service of process.

-------------------------------
                                                Michael T. Williams





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